Exhibit 99.2

DR. SCOTT BRUN, M.D. APPOINTEED TO FORTE BIOSCIENCES BOARD OF DIRECTORS

-Forte Leadership is Significantly Strengthened with the Appointment of Dr. Scott Brun, M.D. to the Board of Directors

DALLAS, TX – NOVEMBER 14, 2022 – Forte Biosciences, Inc. (www.fortebiorx.com) (NASDAQ: FBRX), announced today that Dr. Scott Brun, M.D. has been appointed to the Forte Biosciences Board of Directors.

Dr. Brun is currently a Venture Partner at Abingworth and in addition to his consulting practice, he is also a Senior Advisor for Horizon Therapeutics, and a Senior Medical Advisor at Launch Therapeutics. Dr. Brun previously served in numerous executive capacities at AbbVie, most recently as Head of AbbVie Ventures. In Dr. Brun’s previous role as Head of Product Development at Abbvie, he led the global organization responsible for the development of AbbVie’s portfolio of early and late-stage clinical preregistration pipeline compounds as well as marketed compounds across a range of therapeutic areas. Dr Brun received his M.D. at The Johns Hopkins University School of Medicine.

Dr. Brun commented, “I am excited to join Paul as well as the Board and leadership team of Forte as they continue to drive forward with their development plans for FB-102 for a number of autoimmune disorders which currently have limited options available.”

“We are extremely fortunate to have board members of Dr. Brun’s caliber join the team to help guide the pipeline development. We are all excited to work with Scott to help drive long term value for Forte.” said Forte’s chairman and CEO Paul Wagner, Ph.D.

About Forte

Forte Biosciences, Inc. is a biopharmaceutical company and the lead product, FB-102, is a proprietary molecule with potentially broad autoimmune applications.

Forward Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward looking statements include statements regarding Forte’s beliefs, goals, intentions and expectations regarding its product candidates. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to Forte’s ability to obtain sufficient additional capital to continue to advance Forte’s product candidates and preclinical programs; results from early-preclinical studies may not be predictive of results from later-stage studies or clinical trials; uncertainties associated with the clinical development and regulatory approval of Forte’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials;

the risk that interim results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; the risk that unforeseen adverse reactions or side effects may occur in the course of developing and testing product candidates; risks associated with the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and risks related to the impact of the COVID-19 outbreak on Forte’s operations, the biotechnology industry and the economy generally. Information on these and additional risks, uncertainties, and other information affecting Forte’s business and operating results is contained in Forte’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 as filed with the Securities and Exchange Commission on November 14, 2022 and in its other filings with the Securities and Exchange Commission. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

LifeSci Advisors

Mike Moyer, Managing Director

mmoyer@lifesciadvisors.com